YUKON
JUSTICE
                            BUSINESS CORPORATIONS ACT
                                  (Section 190)
                                                                       Form 3-01
                                                         ARTICLES OF CONTINUANCE
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1.   Name of Corporation:

     SENSE TECHNOLOGIES INC.

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2.   The classes and any maximum number of shares that the Corporation is authorized to issue:

     The Corporation is authorized to issue One Hundred Million (100,000,000) Common Shares and Twenty Million (20,000,000) Preference Shares.

     The rights, privileges, restrictions and conditions attached to the Common Shares and the Preference Shares are set out in Schedule 1 to these Articles.

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3.   Restrictions, if any, on share transfers:

     None

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4.   Number (or minimum or maximum number) of Directors:

     Minimum of 3, maximum of 6

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5.   Restrictions if any on businesses the Corporation may carry on:

     The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company.

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6.   If change of name effected, previous name:

     Not Applicable

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7.   Details of incorporation:

     Incorporated pursuant to the laws of the Province of British Columbia on May 25, 1988, under the name Wizard Resources Ltd. Name changed to Graham Gold Mining Corporation on October 11, 1988, and to Sense Technologies Inc. on October 27, 1997.

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8.   Other provisions if any:

     The number of directors of the Corporation shall be determined from time to time as follows:

     a) where directors are to be elected at a meeting of shareholders, the number shall be determined by resolution of the board of directors and set out in the notice calling the meeting of shareholders; and

     b) where directors are to be elected by way of a written resolution of shareholders, the number shall be set out in the resolution;

     provided that the number of directors may not be less than the minimum number nor more than the maximum number of directors set out in the articles.

     The directors may, between annual general meetings, appoint one or more additional directors of the Corporation, to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

     Meetings of shareholders may be held at any place within the Yukon Territory or outside the Yukon Territory in the Greater Vancouver Regional District, in the Province of British Columbia, or at such other place or places as the directors in their absolute discretion may determine from time to time.

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9.  Date                           Signature                      Title

   November 30, 2001          /s/ Cynthia L. Schroeder          Director
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                                                                    FILED
                                                                 DEC 14 2001
                                                                /s/ initials
                                                               DEPUTY REGISTRAR
                                                                OF CORPORATIONS

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                                    Schedule 1
                                    ----------
                          to Articles of Continuance

Common Shares
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1.     The Common Shares shall have attached thereto the following preferences, rights, conditions, limitations and prohibitions:

       (a) Each Common Share shall entitle the holder thereof to one vote in person or by proxy at all general meetings of the Corporation.

       (b) The holders of the Common Shares shall be entitled, subject to the rights of the Preference Shares, to receive, if and when declared by the directors in their sole discretion, out of funds or assets properly applicable for the payment of dividends, dividends in such amounts as the directors in their sole discretion shall determine.

       (c) The holders of the Common Shares shall be entitled on the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among the shareholders (other than by way of dividend out of profits), after the prior payment to the holders of the Preference Shares of all monies to which the holders of such Preference shares are entitled, to distribution among the holders of the said Common Shares of the whole of the remaining assets of the Corporation.


Preference Shares
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2.     The Preference Shares may be issued from time to time in one or more series and shall, as a class, have attached thereto the following preferences, rights, conditions, restrictions, limitations and prohibitions:

       (a) Each series of Preference Shares shall consist of such number of Preference Shares as may, before the issue thereof, be determined by the directors of the Corporation.

       (b) The directors may, by resolution ("Directors' Resolution") duly passed before the issuance of Preference Shares of any series, alter the Articles to fix the number of Preference Shares in and determine the designation of the Preference Shares of each series and alter the Articles to create, define and attach special rights or restrictions to the Preference Shares of each series, subject to the special rights or restrictions attached to all Preference Shares and subject to the provisions of the Business Corporations Act (Yukon).

       (c) The Preference Shares of any series may have attached thereto such special rights or restrictions as may be determined by Directors' Resolution with respect to each series, including (as examples only), without in any way limiting the generality of the foregoing, special rights or restrictions concerning:

             (i) the rate or amount of dividends, whether cumulative or non-cumulative, the currency or currencies of payment, the date or dates and place or places of payment and the date or dates from which such dividends are to accrue;

             (ii) the right to receive notice of or to attend or to vote at any meeting of members of the Corporation;

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             (iii)   the right to convert or exchange Preference Shares into
                     Common Shares or other shares, bonds, debentures, securities, or otherwise;

             (iv) the right of the Corporation to redeem or to purchase Preference Shares;

             (v) obligations with respect to sinking funds or funds for purchase or redemption of Preference Shares, rights of retraction or share purchase plans;

             (vi) restrictions upon the payment of dividends on or retirement of any other shares of the Corporation;

             (vii) restrictions upon the redemption or purchase of any other shares of the Corporation;

             (viii) the exercise by the Corporation of any election open to it to make any payment of corporate, income or other taxes;

             (ix) the subdivision, consolidation or reclassification of any shares of the Corporation;

             (x) restrictions upon borrowing by the Corporation or the issue by the Corporation of any Preference Shares in addition to the Preference Shares of any series at any time outstanding;

             (xi) restrictions upon the reduction of capital by the Corporation;

             (xii) restrictions upon the retirement of notes, bonds or debentures or other indebtedness of the Corporation;

             (xiii) limitations or restrictions upon regulations concerning the conduct of the business of the Corporation;

             (xiv) the holdings of meetings of the holders of the Preference Shares of any series;

             (xv) restrictions upon the creation or issuance of any other shares or securities of the Corporation; and

             (xvi) the rights of holders of the Preference Shares to convert or exchange the shares of any class of the Corporation into or for any other securities of the Corporation or into or for shares or securities of any other corporation.

       (d) The holders of the Preference Shares shall not as such be entitled to vote at any meetings of shareholders of the Corporation but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof or the creation of any class or classes of shares ranking in priority to the Preference Shares.

       (e) In the event of any distribution of the assets or property of the Corporation among its shareholders as such other than by way of dividend or by way of redemption or purchase for cancellation of Preference Shares of the Corporation, whenever created, but including, without limitation, any distribution of capital to

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             shareholders upon a decrease in the capital of the Corporation
             (except as aforesaid) or upon the winding-up or other liquidation or dissolution of the Corporation or rateably among its shareholders as a condition precedent to the liquidation or dissolution, no assets or property of the Corporation shall be distributed to the holders of the Corporation ranking junior to the Preference Shares until there has been paid to the holders of the Preference Shares, an amount equal to the redemption price of such Preference Shares plus a sum equal to all unpaid dividends accrued thereon to the date of distribution (which, for such purpose, shall be calculated as if the dividends on the Preference Shares were accruing for the period from the expiration of the last quarterly dividend period for which dividends have been paid in full up to such date of distribution). For all purposes of these provisions, the redemption price of the Preference shares shall mean the amount paid up thereon plus the premium, if any, payable on redemption of Preference Shares, and the shares of the Corporation ranking junior to the Preference Shares shall mean all shares of any class of shares (including Common Shares of the Corporation) ranking junior to the Preference Shares as to dividends and distribution of assets and property of the Corporation.

       (f) If upon any distribution of the assets and property of the Corporation among its shareholders as such, the assets and property of the Corporation are insufficient to permit payment in full to the holders of Preference Shares of the sum distributable to them as aforesaid, then the entire assets and property of the Corporation shall be distributed rateably among the holders of the Preference Shares then outstanding according to their respective rights.

       (g) After payment in full to the holders of Preference Shares of the sums distributable to them as aforesaid, they shall not have the right to receive anything further in the distribution of the assets and property of the corporation and the remaining assets and property of the Corporation shall be distributed to the holders of shares of the Corporation ranking junior to the Preference Shares according to their respective rights.

       (h) No dividends shall at any time be declared or paid on or set apart for any shares of the Corporation ranking junior to the Preference Shares (including, without limitation, the Common Shares) nor shall the Corporation redeem or purchase for cancellation any Preference Shares less than the total number of Preference Shares then outstanding or any shares of the Corporation ranking junior to the Preference Shares unless all accrued dividends on the Preference Shares then outstanding have been declared and paid or provided for, to and including the last dividend payable on the Preference shares immediately prior to the date of declaration or payments or setting apart for payment or dividends or redemption or purchase for cancellation, as the case may be.

       (i) Subject to the provisions hereof and, in particular, the provisions of clause (h) hereof, the Corporation may at any time and from time to time purchase Preference shares for cancellation:

             (i)     on the open market;

             (ii)    with the consent of the holders of Preference shares; or

             (iii) pursuant to tenders received by the Corporation upon request for tenders addressed to all of the holders of the Preference Shares, the whole or any part of the Preference Shares at the lowest price which, in the opinion of the directors, such shares are obtainable. If any such purchase for cancellation is made by tender, the Corporation shall afford to every holder of Preference Shares, the opportunity of tendering such shares for purchase for cancellation as aforesaid; the Corporation shall accept only the lowest tenders; if two or more shareholders submit tenders at the same price which the Corporation is prepared

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                     to accept but which in number are in excess of the number
                     of shares which the Corporation is prepared to purchase for cancellation, then the shares to be purchased shall be selected by the Corporation on a pro rata basis (disregarding fractions) according to the number of shares offered in such tender.

       (j) Any amendment to the Articles of the Corporation to delete or vary any preference, right, condition, restriction, limitation or prohibition attaching to the Preference Shares or to create any special shares ranking in priority to or on a parity with the Preference Shares, in addition to the authorization by a special resolution, shall be authorized by at least two-thirds (2/3) of the votes cast at a meeting of the holders of Preference Shares duly called for that purpose.

       (k) The formalities to be observed in respect of the giving of notice of any meeting of the holders of Preference Shares (including any meeting of holders of any series of Preference shares) and the conduct of such meeting shall be those from time to time prescribed in the By-laws of the Corporation in respect of meetings of shareholders, and upon every poll taken at any such meeting (or adjourned meeting) each holder of Preference Shares (or any series of Preference Shares, as the case may be) shall be entitled to one
             (1) vote in respect of each Preference Share held by him, provided that:

             (i)     no such meeting shall be held upon less than twenty-one
                     (21) days written notice thereof, and

             (ii) if at any such meeting, the holders of less than fifty percent (50%) of the outstanding Preference Shares, as the case may be, are present or represented by proxy within half an hour after the time fixed for such meeting, then the meeting shall be adjourned to such date (being not more than twenty-one (21) days later) and to such time and place as may be fixed and announced by the Chairman of the meeting and at least ten (10) days written notice shall be given of such adjourned meeting (which notice may but need not specify the purpose for which the meeting was originally called). At such adjourned meeting, the holders of the Preference Shares (or series of Preference Shares, as the case may be) present or represented by proxy may transact the business for which the meeting was originally called.

       (l) The Preference shares shall be subject to the foregoing preferences, rights, conditions, restrictions, limitations and prohibitions attaching thereto and shall be subject to such further and additional preferences, rights, conditions, restrictions, limitations and prohibitions as may be determined by the directors of the Corporation for each series of Preference Shares prior to the issue thereof.


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